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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 19, 1998, in the Registration Statement (Form SB-2) and related Prospectus of Private Media Group, Inc. for the registration of 4,700,000 shares of its Common Stock.


ERNST & YOUNG AB
Stockholm, Sweden
August 19, 1998